UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submissions of Matters to a Vote of Security Holders.

On May 29, 2026, Alta Equipment Group Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). During the Meeting, the Company’s stockholders voted on the matters set forth below. The votes for each proposal are rounded to the nearest whole share.

Proposal 1

The three Class II director nominees named in our proxy statement were elected, each for a two-year term as set forth in the Company’s proxy statement dated April 15, 2026. The following table sets forth the vote of the stockholders at the Meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Ryan Greenawalt	22,751,721	—	629,343	4,614,578
Andrew Studdert	16,584,133	—	6,796,931	4,614,578
Colin Wilson	18,515,608	—	4,865,456	4,614,578

Proposal 2

The Company’s stockholders voted upon and approved the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2026 based upon the following votes:

For	Against	Abstain	Broker Non-Votes
27,615,942	378,905	795	—

Proposal 3

The Company’s stockholders approved in a non-binding advisory vote the compensation paid to our named executive officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
22,808,254	569,464	3,346	4,614,578

Proposal 4

The Company’s stockholders voted on and approved the first amendment to the Company's 2020 Omnibus Incentive Plan based upon the following votes:

For	Against	Abstain	Broker Non-Votes
14,055,464	8,761,489	564,111	4,614,578

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Dated: May 29, 2026	By:	/s/ Ryan Greenawalt
Ryan Greenawalt
Chief Executive Officer